UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported)    October 15, 2011

AspenBio Pharma, Inc.
(Exact name of registrant as specified in charter)

Colorado	001-33675	84-155338
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1585 South Perry Street, Castle Rock, CO	80104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (303) 794-2000

(Former name or former address if changes since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   —   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Executive Officer

On October 15, 2011, Gregory Bennett resigned from his position as Senior Vice President, Product Development and Manufacturing of AspenBio Pharma, Inc. (the “Company”).  Mr. Bennett informed the Company that he resigned for personal reasons and to pursue a business opportunity closer to his home in the San Francisco Bay area, and not as a result of a disagreement with any Company policies or practices.  In connection with such resignation, the Employment Agreement between Mr. Bennett and the Company, dated January 19, 2010, was terminated.  The Company and Mr. Bennett have entered into a consulting agreement, with a minimum three-month term, under which Mr. Bennett will provide transition services to the Company.

Item 8.01  —  Other Events.

Investor Conference Call

On October 19, 2011, AspenBio Pharma, Inc. issued a press release titled, “AspenBio Reports Interim Data from AppyScore Pilot Study and Outlook for Regulatory Pathway.” A copy of the press release is attached hereto as Exhibit 99.1.  On the same day, the Company held an investor conference call to provide updates on the product development efforts for AppyScore,™ a test designed to aid in managing the large numbers of patients who enter emergency rooms every year complaining of abdominal pain suspicious for appendicitis.  AppyScore would aid in helping to rule out appendicitis in those patients who are at low to moderate risk.  A copy of the presentation used by the Company in the conference call is attached hereto as Exhibit 99.2, and a copy of the conference call script is attached hereto as Exhibit 99.3.

Update on Negotiations with Novartis Animal Health

In April 2008, the Company entered into a long-term exclusive license and commercialization agreement with Novartis Animal Health, Inc. (“NAH”), to develop certain animal health products under the Company’s animal health intellectual property.  The Company received an upfront cash payment of $2,000,000 under the license agreement with NAH, of which 50% was non-refundable upon signing the agreement, and the balance of which was subject to certain conditions.  In 2010, the conditions associated with $100,000 of such milestones were satisfied.  NAH has the right to request a refund of the $900,000 remaining milestone payment and/or terminate the agreement if the pilot study (as defined in the agreement) was not successful.  This pilot study was completed during late 2010.  NAH informed the Company that preliminary pilot study results revealed failure of the pilot study to demonstrate the outcomes as defined in the success criteria, and Novartis requested a refund of the $900,000 milestone payment.  The Company is currently in negotiations to resolve all outstanding issues under the license agreement, and related development agreement, with NAH.  As a result of such negotiations, the Company expects that it will be making payments, on a designated payment schedule, to NAH, including the $900,000 remaining milestone payment, plus an amount under the Company’s cost-sharing obligations under the license agreement and development agreement.

Update on Pending Litigation

The Company provides the following updates regarding pending litigation matters:

On September 1, 2010, the Company received a complaint, captioned Mark Chipman v. AspenBio Pharma, Inc., Case No. 2:10-cv-06537-GW-JC.  The complaint was filed in the United States District Court in the Central District of California by an individual investor.  The complaint includes allegations of fraud, negligent misrepresentation, violations of Section 10(b) of the Securities Exchange Act of 1934 (“Exchange Act”) and Securities and Exchange Commission (“SEC”) Rule 10b-5, and violations of Sections 25400 and 25500 of the California Corporations Code, all related to the Company’s blood-based acute appendicitis test in development known as AppyScore.  On the Company’s motion, the action was transferred to the U.S. District Court for the District of Colorado by order dated January 21, 2011.  The action has been assigned a District of Colorado Civil Case No. 11-cv-00163-REB-KMT.  On September 7, 2011, the plaintiff filed an amended complaint.  Based on a review of the amended complaint, the Company believes that the plaintiff’s allegations are without merit, and intends to vigorously defend against these claims.  On October 7, 2011, the Company filed a motion to dismiss the amended complaint.  The motion is currently pending with the plaintiff's response due on November 21, 2011.

• On October 1, 2010, the Company received a complaint, captioned John Wolfe, individually and on behalf of all others similarly situated v. AspenBio Pharma, Inc. et al., Case No. CV10 7365.  This federal securities purported class action was filed in the United States District Court in the Central District of California on behalf of all persons, other than the defendants, who purchased common stock of the Company during the period between February 22, 2007 and July 19, 2010, inclusive.  The complaint names as defendants certain officers and directors of the Company during such period.  The complaint includes allegations of violations of Section 10(b) of the Exchange Act and SEC Rule 10b-5 against all defendants, and of Section 20(a) of the Exchange Act against the individual defendants, all related to the Company’s blood-based acute appendicitis test in development known as AppyScore.  On the Company’s motion, this action was also transferred to the U.S. District Court for the District of Colorado by order dated January 21, 2011.  The action has been assigned a District of Colorado Civil Case No. 11-cv-00165-REB-KMT.  On July 11, 2011, the court appointed a lead plaintiff and approved lead counsel.  On August 23, 2011, the lead plaintiff filed an amended putative class action complaint, alleging the same class period.  Based on a review of the amended complaint, the Company and the individual defendants believe that the plaintiffs’ allegations are without merit and intend to vigorously defend against these claims.  On October 7, 2011, the Company filed a motion to dismiss the amended complaint.  The motion is currently pending with the plaintiffs’ response due on November 21, 2011.

• On January 4, 2011, a plaintiff filed a complaint in the U.S. District Court for the District of Colorado captioned Frank Trpisovsky v. Pusey, et al., Civil Action No. 11-cv-00023-PAB-BNB, that purports to be a shareholder derivative action on behalf of the Company against thirteen individual current or former officers and directors.  The complaint also names the Company as a nominal defendant.  The plaintiff asserts violations of Section 14(a) of the Exchange Act, SEC Rule 14a-9, breach of fiduciary duty, waste of corporate assets, and unjust enrichment.  On motion of the Company and the individual defendants, the U.S. District Court has stayed this derivative action by order dated March 15, 2011, and this action continues to be stayed.  The Company believes that the plaintiff lacks standing to proceed with this action and intends to challenge the plaintiff’s standing if and when the stay is lifted.

Item 9.01   —   Exhibits.

Exhibit

No.           Exhibit Description

10.1
Employment Agreement, dated January 19, 2010, and originally effective as of January 1, 2010, between AspenBio Pharma, Inc. and Gregory Bennett (incorporated by reference from the Company’s Report on Form 10-K for the year ended December 31, 2009, filed March 9, 2010.)

99.1	Press Release dated October 19, 2011, titled “AspenBio Reports Interim Data from AppyScore Pilot Study and Outlook for Regulatory Pathway.”

99.2	AspenBio Pharma – “Investor Conference Call,” October 19, 2011.

99.3	Script of AspenBio Pharma, Inc. for Investor Conference Call held on October 19, 2011.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AspenBio Pharma, Inc. (Registrant)
Date: October 20, 2011	By:	/s/ Jeffrey G. McGonegal
Jeffrey G. McGonegal
Chief Financial Officer